Exhibit 99.1

Tenneco Reports Third Quarter 2017 Results

  Record third quarter revenue of $2.3 billion, up 8%
  Double-digit growth in commercial truck and off-highway revenue
  Returned $85 million to shareholders in dividends and share repurchases

LAKE FOREST, Ill.--(BUSINESS WIRE)--October 27, 2017--Tenneco (NYSE: TEN) reported third quarter net income of $77 million, or $1.45 per diluted share, compared with net income* of $179 million, or $3.19 per diluted share, which included the benefit of a foreign tax credit adjustment in third quarter 2016.

Adjusted net income increased to $88 million, or $1.67 per diluted share, versus $85 million, or $1.51 per diluted share a year ago*, an 11% improvement on a per share basis.

Revenue

Total revenue in the third quarter was a record high $2.274 billion, up 8% year-over-year, driven by increases in both the Ride Performance and Clean Air product lines. On a constant currency basis, total revenue increased 6% to $2.223 billion, driven by incremental content, new program launches, and the company’s strong position on leading platforms globally.

In constant currency, value-add revenue grew 6% versus last year to $1.7 billion, with Ride Performance increasing 8% and Clean Air up 5%. Tenneco’s value-add revenue growth outpaced underlying industry production growth** in all OE applications. Global aftermarket revenue was slightly lower versus a year ago.

"We delivered record third quarter revenue, driven by light vehicle top-line growth that continues to outpace industry production and double-digit increases in commercial truck and off-highway revenue. Our diversified portfolio continues to bolster organic growth across end-market applications, geographic regions, customers and platforms,” said Brian Kesseler, Tenneco CEO. “Looking forward, our entire organization remains focused on accelerating performance with revenue growth, margin improvement in both product lines and cash generation to support long-term shareholder value.”

Adjusted third quarter 2017 and 2016 results
(millions except per share amounts)	Q3 2017				Q3 2016 *
	EBITDA♦	EBIT	Net income attributable to Tenneco Inc.	Per Share	EBITDA♦	EBIT	Net income attributable to Tenneco Inc.		Per Share
Earnings Measures	$192	$134	$77	$1.45	$203	$150	$179		$3.19

Adjustments (reflects non-GAAP measures):
Restructuring and related expenses	19	20	17	0.32	7	7	6		0.10
Costs related to refinancing	-	-	-	-	-	-	5		0.09
Net tax adjustments	-	-	(6)	(0.10)	-	-	(105)	♦♦	(1.87)

Non-GAAP earnings measures	$211	$154	$88	$1.67	$210	$157	$85		$1.51

♦ EBITDA including noncontrolling interests (EBIT before depreciation and amortization)
♦♦ Tax adjustments are related to foreign tax credits available for carryforward.
In addition to the items set forth above, the tables at the end of this press release reconcile GAAP to non-GAAP results.

EBIT and EBIT margin*

Third quarter EBIT (earnings before interest, taxes and noncontrolling interests) was $134 million, versus $150 million a year ago. Adjusted EBIT was $154 million compared with $157 million last year.

In the third quarter 2017, Tenneco EBIT as a percent of revenue was 5.9%, and adjusted EBIT as a percent of value-add revenue was 8.8%.

EBIT this quarter reflects the benefit from the ramp up of light vehicle programs, higher commercial truck and off- highway revenues and operational cost improvements. These positive drivers were largely countered by the timing of steel economics recoveries.

Third quarter EBIT margin

	Q3 2017	Q3 2016*
EBIT as a percent of revenue	5.9%	7.2%
EBIT as a percent of value-add revenue	7.6%	9.3%

Adjusted EBIT as a percent of revenue	6.8%	7.5%
Adjusted EBIT as a percent of value-add revenue	8.8%	9.7%

Cash

Cash generated by operations in the quarter was $53 million, after paying $45 million to resolve certain antitrust claims and incremental investments in working capital to support growth.

During the quarter, the company repurchased approximately 1.3 million shares of common stock for $71 million, and paid a dividend of 25-cents per share, for $14 million. Tenneco has repurchased 3.7 million shares of common stock for $210 million, and paid $40 million in dividends over the past 12 months.

Outlook

In the fourth quarter, Tenneco expects year-over-year revenue growth of approximately 7%, or 3% in constant currency, outpacing estimated light vehicle industry production growth** of 1%. The company expects continued strong double-digit growth in commercial truck and off-highway revenue, light vehicle revenue in line with industry production and a steady contribution from the global aftermarket.

Tenneco also expects fourth quarter value-add adjusted EBIT margin to be about even with prior year fourth quarter.*

For the full year, Tenneco expects revenue growth of approximately 7%, in constant currency 6%, outpacing estimated light vehicle industry production growth** of 2%.

Tenneco updated its anticipated tax rate, and now expects a tax rate between 26-27% for 2017, due to continued focus on global tax planning.

*Year-over-year earnings comparisons reflect revisions to prior period financial results for certain immaterial adjustments as described in Tenneco’s form 10K/A for the year ended December 31, 2016.

**Source: IHS Automotive October 2017 global light vehicle production forecast, Power Systems Research October 2017 commercial truck forecast, and/or Tenneco estimates.

Attachment 1

Statements of Income – 3 Months

Statements of Income – 9 Months

Balance Sheets

Statements of Cash Flows – 3 Months

Statements of Cash Flows – 9 Months

Attachment 2

Reconciliation of GAAP Net Income to EBITDA including noncontrolling interests – 3 Months

Reconciliation of GAAP to Non-GAAP Earnings Measures – 3 Months

Reconciliation of GAAP Net Income to EBITDA including noncontrolling interests – 9 Months

Reconciliation of GAAP to Non-GAAP Earnings Measures – 9 Months

Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 3 Months

Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 9 Months

Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 3 Months and 9 Months

Reconciliation of Non-GAAP Measures – Debt Net of Cash/Adjusted LTM EBITDA including noncontrolling interests

Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – Original Equipment and Aftermarket Revenue – 3 Months and 9 Months

Reconciliation of GAAP Revenue and Earnings to Non-GAAP Revenue and Earnings Measures – 3 Months

Reconciliation of GAAP Revenue and Earnings to Non-GAAP Revenue and Earnings Measures – 9 Months

Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – Original Equipment Commercial Truck, Off-Highway and other revenues – 3 Months

CONFERENCE CALL

The company will host a conference call on Friday, October 27, 2017 at 9:00 a.m. ET. The dial-in number is 866-807-9684 (domestic) or 412-317-5415 (international). The passcode is TENNECO. The call and accompanying slides will be available on the “Investors” section of the Tenneco web site at investors.tenneco.com. A recording of the call will be available one hour following completion of the call on October 27, 2017 through November 27, 2017. To access this recording, dial 877-344-7529 (domestic) or 412-317-0088 (international). The replay access code is 10112867. The purpose of the call is to discuss the company’s operations for the third fiscal quarter of 2017, as well as provide updated information regarding matters impacting the company’s outlook.

Tenneco is an $8.6 billion global manufacturing company with headquarters in Lake Forest, Illinois and approximately 31,000 employees worldwide. Tenneco is one of the world’s largest designers, manufacturers and marketers of clean air and ride performance products and systems for automotive and commercial vehicle original equipment markets and the aftermarket. Tenneco’s principal brand names are Monroe®, Walker®, XNOx® and Clevite®Elastomers.

Revenue estimates in this release are based on OE manufacturers’ programs that have been formally awarded to the company; programs where Tenneco is highly confident that it will be awarded business based on informal customer indications consistent with past practices; and Tenneco’s status as supplier for the existing program and its relationship with the customer. These revenue estimates are also based on anticipated vehicle production levels and pricing, including precious metals pricing and the impact of material cost changes. Unless otherwise indicated, our revenue estimate methodology does not attempt to forecast currency fluctuations, and accordingly, reflects constant currency. Certain elements of the restructuring and related expenses, legal settlements and other unusual charges we incur from time to time cannot be forecasted accurately. In this respect, we are not able to forecast EBIT (and the related margins) on a forward-looking basis without unreasonable efforts on account of these factors and the difficulty in predicting GAAP revenues (for purposes of a margin calculation) due to variability in production rates and volatility of precious metal pricing in the substrates that we pass through to our customers. For certain additional assumptions upon which these estimates are based, see the slides accompanying the October 27, 2017 webcast, which will be available on the financial section of the Tenneco website at investors.tenneco.com.

This press release contains forward-looking statements. Words such as “may,” “expects,” “anticipate,” “projects,” “will,” “outlook” and similar expressions identify forward-looking statements. These forward-looking statements are based on the current expectations of the company (including its subsidiaries). Because these forward-looking statements involve risks and uncertainties, the company's plans, actions and actual results could differ materially. Among the factors that could cause these plans, actions and results to differ materially from current expectations are:

(i) general economic, business and market conditions;

(ii) the company’s ability to source and procure needed materials, components and other products and services in accordance with customer demand and at competitive prices;

(iii) the cost and outcome of existing and any future claims, legal proceedings, or investigations, including, but not limited to, any of the foregoing arising in connection with the ongoing global antitrust investigation, product performance, product safety or intellectual property rights;

(iv) changes in capital availability or costs, including increases in the company's costs of borrowing (i.e., interest rate increases), the amount of the company's debt, the ability of the company to access capital markets at favorable rates, and the credit ratings of the company’s debt;

(v) changes in consumer demand, prices and the company’s ability to have our products included on top selling vehicles, including any shifts in consumer preferences to lower margin vehicles, for which we may or may not have supply arrangements;

(vi) changes in automotive and commercial vehicle manufacturers' production rates and their actual and forecasted requirements for the company's products such as the significant production cuts during recent years by automotive manufacturers in response to difficult economic conditions;

(vii) the overall highly competitive nature of the automobile and commercial vehicle parts industries, and any resultant inability to realize the sales represented by the company’s awarded book of business which is based on anticipated pricing and volumes over the life of the applicable program;

(viii) the loss of any of our large original equipment manufacturer (“OEM”) customers (on whom we depend for a substantial portion of our revenues), or the loss of market shares by these customers if we are unable to achieve increased sales to other OEMs or any change in customer demand due to delays in the adoption or enforcement of worldwide emissions regulations;

(ix) the company's continued success in cost reduction and cash management programs and its ability to execute restructuring and other cost reduction plans, including our current cost reduction initiatives, and to realize anticipated benefits from these plans;

(x) risk inherent in operating a multi-national company, including economic, exchange rate and political conditions in the countries where we operate or sell our products, adverse changes in trade agreements, tariffs, immigration policies, political stability, and tax and other laws, and potential disruption of production and/or supply;

(xi) workforce factors such as strikes or labor interruptions;

(xii) increases in the costs of raw materials, including the company’s ability to successfully reduce the impact of any such cost increases through materials substitutions, cost reduction initiatives, customer recovery and other methods;

(xiii) the negative impact of fuel price volatility on transportation and logistics costs, raw material costs, discretionary purchases of vehicles or aftermarket products, and demand for off-highway equipment;

(xiv) the cyclical nature of the global vehicular industry, including the performance of the global aftermarket sector and longer product lives of automobile parts;

(xv) product warranty costs;

(xvi) the failure or breach of our information technology systems and the consequences that such failure or breach may have to our business;

(xvii) the company's ability to develop and profitably commercialize new products and technologies, and the acceptance of such new products and technologies by the company's customers and the market;

(xviii) changes by the Financial Accounting Standards Board or other accounting regulatory bodies to authoritative generally accepted accounting principles or policies;

(xix) changes in accounting estimates and assumptions, including changes based on additional information;

(xx) the impact of the extensive, increasing and changing laws and regulations to which we are subject, including environmental laws and regulations, which may result in our incurrence of environmental liabilities in excess of the amount reserved;

(xxi) natural disasters, acts of war and/or terrorism and the impact of these occurrences or acts on economic, financial, industrial and social condition, including, without limitation, with respect to supply chains and customer demand in the countries where the company operates; and

(xxii) the timing and occurrence (or non-occurrence) of transactions and events which may be subject to circumstances beyond the control of the company and its subsidiaries.

The company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. Additional information regarding these risk factors and uncertainties is detailed from time to time in the company's SEC filings, including but not limited to its annual report on Form 10-K/A for the year ended December 31, 2016.

ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
STATEMENTS OF INCOME
Unaudited
THREE MONTHS ENDED SEPTEMBER 30,
(Millions except per share amounts)

	2017		2016*
Net sales and operating revenues
Clean Air Division - Value-add revenues	$1,050		$976
Clean Air Division - Substrate sales	522		484
Ride Performance Division - Value-add revenues	702		636
	$2,274		$2,096

Costs and expenses
Cost of sales (exclusive of depreciation and amortization shown below)	1,913	(a)	1,743	(c)
Engineering, research and development	40		41
Selling, general and administrative	128	(a)	109	(c)
Depreciation and amortization of other intangibles	58	(a)	53
Total costs and expenses	2,139		1,946

Loss on sale of receivables	(2)		(2)
Other income (expense)	1		2
Total other income (expense)	(1)		-

Earnings before interest expense, income taxes, and noncontrolling interests
Clean Air Division	107	(a)	110	(c)
Ride Performance Division	46	(a)	62	(c)
Other	(19)		(22)
	134		150

Interest expense (net of interest capitalized)	19		24	(d)
Earnings before income taxes and noncontrolling interests	115		126

Income tax expense (benefit)	22	(b)	(70)	(e)
Net income	93		196

Less: Net income attributable to noncontrolling interests	16		17
Net income attributable to Tenneco Inc.	$77		$179

Weighted average common shares outstanding:
Basic	52.5		55.7
Diluted	52.7		56.2

Earnings per share of common stock:
Basic	$1.46		$3.22
Diluted	$1.45		$3.19
* Prior period financial results have been revised for certain immaterial adjustments as discussed in Tenneco’s Form 10-K/A for the year ended December 31, 2016.

(a) Includes restructuring and related charges of $20 million pre-tax, $17 million after tax or $0.32 per diluted share. Of the amount, $8 million is recorded in cost of sales, $11 million is recorded in selling, general and administrative expenses and $1 million is recorded in depreciation and amortization. $3 million is recorded in the Clean Air Division and $17 million is recorded in the Ride Performance Division.
(b) Includes net tax adjustments of $6 million or $0.10 per diluted share for tax adjustments to prior year estimates.
(c) Includes restructuring and related charges of $7 million pre-tax, $6 million after tax or $0.10 per diluted share. Of the amount, $3 million is recorded in cost of sales and $4 million is recorded in selling, general and administrative expenses. $2 million is recorded in the Clean Air Division and $5 million is recorded in the Ride Performance Division.
(d) Includes pre-tax expenses of $8 million, $5 million after tax or $0.09 per diluted share for costs related to refinancing activities.
(e) Includes net tax benefits of $105 million or $1.87 per diluted share for tax adjustments related to foreign tax credits available for carryforward.

ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
STATEMENTS OF INCOME
Unaudited
NINE MONTHS ENDED SEPTEMBER 30,
(Millions except per share amounts)

	2017*		2016*
Net sales and operating revenues
Clean Air Division - Value-add revenues	$3,212		$3,014
Clean Air Division - Substrate sales	1,610		1,513
Ride Performance Division - Value-add revenues	2,061		1,917
	$6,883		$6,444

Costs and expenses
Cost of sales (exclusive of depreciation and amortization shown below)	5,790	(a) (c) (d)	5,329	(h)
Engineering, research and development	115		117
Selling, general and administrative	529	(a) (b) (e)	390	(h)
Depreciation and amortization of other intangibles	165	(a)	159	(h)
Total costs and expenses	6,599		5,995

Loss on sale of receivables	(4)		(4)
Other income (expense)	2		-	(h)
Total other income (expense)	(2)		(4)

Earnings before interest expense, income taxes, and noncontrolling interests
Clean Air Division	323	(a)	350	(h)
Ride Performance Division	164	(a) (c)	182	(h)
Other	(205)	(a) (b) (d) (e)	(87)
	282		445

Interest expense (net of interest capitalized)	54	(f)	76	(i)
Earnings before income taxes and noncontrolling interests	228		369

Income tax expense	47	(g)	3	(j)
Net income	181		366

Less: Net income attributable to noncontrolling interests	48		48
Net income attributable to Tenneco Inc.	$133		$318

Weighted average common shares outstanding:
Basic	53.3		56.5
Diluted	53.5		57.0

Earnings per share of common stock:
Basic	$2.50		$5.63
Diluted	$2.49		$5.58
* Financial results for 2016 and first quarter 2017 have been revised for certain immaterial adjustments as discussed in Tenneco’s Form 10-K/A for the year ended December 31, 2016 and Form 10-Q/A for the quarter ended March 31, 2017.

(a) Includes restructuring and related charges of $52 million pre-tax, $47 million after tax or $0.88 per diluted share. Of the amount, $31 million is recorded in cost of sales, $18 million is recorded in selling, general and administrative expenses and $3 million is recorded in depreciation and amortization. $25 million is recorded in the Clean Air Division, $24 million is recorded in the Ride Performance Division and $3 million is recorded in Other.
(b) Includes antitrust settlement accrual of $132 million pre-tax, $85 million after tax or $1.60 per diluted share.
(c) Includes warranty settlement of $7 million pre-tax, $5 million after tax or $0.08 per diluted share.
(d) Includes gain on sale of an unconsolidated JV of $5 million pre-tax, $4 million after tax or $0.08 per diluted share.
(e) Includes pension and accelerated restricted stock vesting charges of $11 million pre-tax, $7 million after tax or $0.13 per diluted share.
(f) Includes pre-tax expenses of $1 million, $1 million after tax or $0.02 per diluted share for costs related to refinancing activities.
(g) Includes net tax adjustments of $6 million or $0.11 per diluted share for tax adjustments to prior year estimates.
(h) Includes restructuring and related charges of $26 million pre-tax, $23 million after tax or $0.40 per diluted share. Of the amount, $9 million is recorded in cost of sales, $12 million is recorded in selling, general and administrative expenses, $3 million is recorded in depreciation and amortization and $2 million is recorded in other income (expense). $3 million is recorded in the Clean Air Division and $23 million is recorded in the Ride Performance Division.
(i) Includes pre-tax expenses of $24 million, $15 million after tax or $0.27 per diluted share for costs related to refinancing activities.
(j) Includes net tax benefits of $106 million or $1.85 per diluted share for tax adjustments related to foreign tax credits available for carryforward.

ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
BALANCE SHEETS
(Unaudited)
(Millions)

	September 30, 2017		December 31, 2016	*

Assets

Cash and cash equivalents	$277		$347

Restricted cash	2		2

Receivables, net	1,475	(a)	1,294	(a)

Inventories	882		730

Other current assets	325		229

Investments and other assets	433		387

Plant, property, and equipment, net	1,541		1,357

Total assets	$4,935		$4,346

Liabilities and Shareholders' Equity

Short-term debt	$108		$90

Accounts payable	1,601		1,501

Accrued taxes	46		39

Accrued interest	10		15

Other current liabilities	467		328

Long-term debt	1,573	(b)	1,294	(b)

Deferred income taxes	6		7

Deferred credits and other liabilities	406		412

Redeemable noncontrolling interests	32		40

Tenneco Inc. shareholders' equity	647		573

Noncontrolling interests	39		47

Total liabilities, redeemable noncontrolling interests and shareholders' equity	$4,935		$4,346

	September 30, 2017		December 31, 2016
(a) Accounts Receivables net of:
Europe - Accounts receivables securitization programs	$212		$160

	September 30, 2017		December 31, 2016
(b) Long term debt composed of:
Borrowings against revolving credit facilities	$453		$300
Term loan A (Due 2019)	395		270
5.000% senior notes (Due 2026)	500		500
5.375% senior notes (Due 2024)	225		225
Other long term debt	-		(1)
	$1,573		$1,294
* Prior period financial results have been revised for certain immaterial adjustments as discussed in Tenneco’s Form 10-K/A for the year ended December 31, 2016.

ATTACHMENT 1
Tenneco Inc. and Consolidated Subsidiaries
Statements of Cash Flows
(Unaudited)
(Millions)

	Three Months Ended
	September 30,
	2017	2016*

Operating activities:
Net income	$93	$196
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation and amortization of other intangibles	58	53
Stock-based compensation	1	3
Deferred income taxes	5	(86)
Loss on sale of assets	1	1
Changes in components of working capital-
(Inc.)/dec. in receivables	41	(10)
(Inc.)/dec. in inventories	(56)	(12)
(Inc.)/dec. in prepayments and other current assets	(8)	(34)
Inc./(dec.) in payables	(29)	(5)
Inc./(dec.) in accrued taxes	16	-
Inc./(dec.) in accrued interest	(3)	9
Inc./(dec.) in other current liabilities	(51)	10
Changes in long-term assets	(10)	1
Changes in long-term liabilities	(6)	11
Other	1	(7)	(a)
Net cash provided by operating activities	53	130

Investing activities:
Proceeds from sale of assets	-	1
Cash payments for plant, property & equipment	(90)	(74)
Cash payments for software-related intangible assets	(5)	(6)
Change in restricted cash	-	1
Other	(1)	-
Net cash used by investing activities	(96)	(78)

Financing activities:
Cash dividends	(14)	-
Issuance of common shares	1	5	(a)
Purchase of common stock under the share repurchase program	(71)	(89)
Issuance of long-term debt	-	2
Retirement of long-term debt	(1)	(179)
Net inc./(dec.) in bank overdrafts	(3)	(1)
Net inc./(dec.) in revolver borrowings and short-term debt excluding current maturities on
long-term debt and short-term borrowings secured by accounts receivable	84	198
Net inc./(dec.) in short-term debt secured by accounts receivable	-	50
Distribution to noncontrolling interest partners	(12)	(28)
Net cash used by financing activities	(16)	(42)

Effect of foreign exchange rate changes on cash and
cash equivalents	3	3

Increase (Decrease) in cash and cash equivalents	(56)	13
Cash and cash equivalents, July 1	333	311
Cash and cash equivalents, September 30	$277	$324

Supplemental Cash Flow Information
Cash paid during the period for interest (net of interest capitalized)	$23	$14
Cash paid during the period for income taxes (net of refunds)	31	30

Non-cash Investing and Financing Activities
Period ended balance of payables for plant, property, and equipment	$53	$51
* Prior period financial results have been revised for certain immaterial adjustments as discussed in Tenneco’s Form 10-K/A for the year ended December 31, 2016.

(a) Retrospectively adjusted to reflect the effects of applying the new guidance on stock compensation adopted in Q1 2017.

ATTACHMENT 1
Tenneco Inc. and Consolidated Subsidiaries
Statements of Cash Flows
(Unaudited)
(Millions)

	Nine Months Ended
	September 30,
	2017*	2016*

Operating activities:
Net income	$181	$366
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation and amortization of other intangibles	165	159
Stock-based compensation	12	13
Deferred income taxes	5	(74)
Loss on sale of assets	2	2
Changes in components of working capital-
(Inc.)/dec. in receivables	(135)	(189)
(Inc.)/dec. in inventories	(116)	(61)
(Inc.)/dec. in prepayments and other current assets	(76)	(69)
Inc./(dec.) in payables	57	59
Inc./(dec.) in accrued taxes	(22)	9
Inc./(dec.) in accrued interest	(5)	9
Inc./(dec.) in other current liabilities	101	(7)
Changes in long-term assets	(10)	5
Changes in long-term liabilities	1	13
Other	3	(2)	(a)
Net cash provided by operating activities	163	233

Investing activities:
Proceeds from sale of assets	6	4
Proceeds from sale of equity interest	9	-
Cash payments for plant, property & equipment	(283)	(213)
Cash payments for software-related intangible assets	(17)	(15)
Change in restricted cash	-	(1)
Other	(5)	-
Net cash used by investing activities	(290)	(225)

Financing activities:
Cash dividends	(40)	-
Issuance (repurchase) of common shares	(2)	7	(a)
Purchase of common stock under the share repurchase program	(131)	(146)
Issuance of long-term debt	136	508
Debt issuance costs on long-term debt	(8)	(8)
Retirement of long-term debt	(9)	(527)
Net inc./(dec.) in bank overdrafts	(12)	4
Net inc./(dec.) in revolver borrowings and short-term debt excluding current maturities on
long-term debt and short-term borrowings secured by accounts receivable	144	223
Net inc./(dec.) in short-term debt secured by accounts receivable	20	20
Distribution to noncontrolling interest partners	(45)	(55)
Net cash provided by financing activities	53	26

Effect of foreign exchange rate changes on cash and
cash equivalents	4	3

Increase (Decrease) in cash and cash equivalents	(70)	37
Cash and cash equivalents, January 1	347	287
Cash and cash equivalents, September 30	$277	$324

Supplemental Cash Flow Information
Cash paid during the period for interest (net of interest capitalized)	$61	$62
Cash paid during the period for income taxes (net of refunds)	74	88

Non-cash Investing and Financing Activities
Period ended balance of payables for plant, property, and equipment	$53	$51
* Financial results for 2016 and first quarter 2017 have been revised for certain immaterial adjustments as discussed in Tenneco’s Form 10-K/A for the year ended December 31, 2016 and Form 10-Q/A for the quarter ended March 31, 2017.

(a) Retrospectively adjusted to reflect the effects of applying the new guidance on stock compensation adopted in Q1 2017.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) NET INCOME TO EBITDA INCLUDING NONCONTROLLING INTERESTS (2)
Unaudited
(Millions)

	Q3 2017
	Clean Air Division				Ride Performance Division
	North	Europe &	Asia		North	Europe &	Asia
	America	South America	Pacific	Total	America	South America	Pacific	Total	Other	Total
Net income attributable to Tenneco Inc.										$77

Net income attributable to noncontrolling interests										16

Net income										93

Income tax expense										22

Interest expense (net of interest capitalized)										19

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	$46	$25	$36	$107	$29	$6	$11	$46	$(19)	134

Depreciation and amortization of other intangibles	18	12	7	37	9	8	4	21	-	58

Total EBITDA including noncontrolling interests (2)	$64	$37	$43	$144	$38	$14	$15	$67	$(19)	$192

	Q3 2016*
	Clean Air Division				Ride Performance Division
	North	Europe &	Asia		North	Europe &	Asia
	America	South America	Pacific	Total	America	South America	Pacific	Total	Other	Total
Net income attributable to Tenneco Inc.										$179

Net income attributable to noncontrolling interests										17

Net income										196

Income tax benefit										(70)

Interest expense (net of interest capitalized)										24

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	$42	$29	$39	$110	$37	$8	$17	$62	$(22)	150

Depreciation and amortization of other intangibles	18	11	7	36	9	6	2	17	-	53

Total EBITDA including noncontrolling interests (2)	$60	$40	$46	$146	$46	$14	$19	$79	$(22)	$203
* Prior period financial results have been revised for certain immaterial adjustments as discussed in Tenneco’s Form 10-K/A for the year ended December 31, 2016.

(1) Generally Accepted Accounting Principles

(2) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) TO NON-GAAP EARNINGS MEASURES(2)
Unaudited
(Millions except per share amounts)

			Q3 2017				Q3 2016*
			EBITDA (3)	EBIT	Net income attributable to Tenneco Inc.	Per Share	EBITDA (3)	EBIT	Net income attributable to Tenneco Inc.	Per Share
Earnings Measures			$192	$134	$77	$1.45	$203	$150	$179	$3.19

Adjustments (reflect non-GAAP measures):
Restructuring and related expenses			19	20	17	0.32	7	7	6	0.10
Cost related to refinancing			-	-	-	-	-	-	5	0.09
Net tax adjustments			-	-	(6)	(0.10)	-	-	(105)	(1.87)

Non-GAAP earnings measures			$211	$154	$88	$1.67	$210	$157	$85	$1.51

	Q3 2017
	Clean Air Division				Ride Performance Division
	North	Europe &	Asia		North	Europe &	Asia
	America	South America	Pacific	Total	America	South America	Pacific	Total	Other	Total
EBIT	$46	$25	$36	$107	$29	$6	$11	$46	$(19)	$134
Restructuring and related expenses	1	-	2	3	5	4	8	17	-	20
Adjusted EBIT	$47	$25	$38	$110	$34	$10	$19	$63	$(19)	$154

	Q3 2016*
	Clean Air Division				Ride Performance Division
	North	Europe &	Asia		North	Europe &	Asia
	America	South America	Pacific	Total	America	South America	Pacific	Total	Other	Total
EBIT	$42	$29	$39	$110	$37	$8	$17	$62	$(22)	$150
Restructuring and related expenses	-	1	1	2	5	-	-	5	-	7
Adjusted EBIT	$42	$30	$40	$112	$42	$8	$17	$67	$(22)	$157
* Prior period financial results have been revised for certain immaterial adjustments as discussed in Tenneco’s Form 10-K/A for the year ended December 31, 2016.

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between the periods. Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) NET INCOME TO EBITDA INCLUDING NONCONTROLLING INTERESTS (2)
Unaudited
(Millions)

	YTD 2017*
	Clean Air Division				Ride Performance Division
	North	Europe &	Asia		North	Europe &	Asia
	America	South America	Pacific	Total	America	South America	Pacific	Total	Other	Total
Net income attributable to Tenneco Inc.										$133

Net income attributable to noncontrolling interests										48

Net income										181

Income tax expense										47

Interest expense (net of interest capitalized)										54

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	$153	$79	$91	$323	$100	$19	$45	$164	$(205)	282

Depreciation and amortization of other intangibles	50	35	23	108	26	22	9	57	-	165

Total EBITDA including noncontrolling interests (2)	$203	$114	$114	$431	$126	$41	$54	$221	$(205)	$447

	YTD 2016*
	Clean Air Division				Ride Performance Division
	North	Europe &	Asia		North	Europe &	Asia
	America	South America	Pacific	Total	America	South America	Pacific	Total	Other	Total
Net income attributable to Tenneco Inc.										$318

Net income attributable to noncontrolling interests										48

Net income										366

Income tax expense										3

Interest expense (net of interest capitalized)										76

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	$168	$72	$110	$350	$127	$12	$43	$182	$(87)	445

Depreciation and amortization of other intangibles	50	31	21	102	26	23	8	57	-	159

Total EBITDA including noncontrolling interests (2)	$218	$103	$131	$452	$153	$35	$51	$239	$(87)	$604
* Financial results for 2016 and first quarter 2017 have been revised for certain immaterial adjustments as discussed in Tenneco’s Form 10-K/A for the year ended December 31, 2016 and Form 10-Q/A for the quarter ended March 31, 2017.

(1) Generally Accepted Accounting Principles

(2) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) TO NON-GAAP EARNINGS MEASURES(2)
Unaudited
(Millions except per share amounts)

			YTD 2017*				YTD 2016*
			EBITDA (3)	EBIT	Net income attributable to Tenneco Inc.	Per Share	EBITDA (3)	EBIT	Net income attributable to Tenneco Inc.	Per Share
Earnings Measures			$447	$282	$133	$2.49	$604	$445	$318	$5.58

Adjustments (reflect non-GAAP measures):
Restructuring and related expenses			49	52	47	0.88	23	26	23	0.40
Antitrust settlement accrual (4)			132	132	85	1.60	-	-	-	-
Warranty settlement (5)			7	7	5	0.08	-	-	-	-
Gain on sale of unconsolidated JV (6)			(5)	(5)	(4)	(0.08)	-	-	-	-
Pension charges / Stock vesting (7)			11	11	7	0.13	-	-	-	-
Costs related to refinancing			-	-	1	0.02	-	-	15	0.27
Net tax adjustments			-	-	(6)	(0.11)	-	-	(106)	(1.85)

Non-GAAP earnings measures			$641	$479	$268	$5.01	$627	$471	$250	$4.40

	YTD 2017*
	Clean Air Division				Ride Performance Division
	North	Europe &	Asia		North	Europe &	Asia
	America	South America	Pacific	Total	America	South America	Pacific	Total	Other	Total
EBIT	$153	$79	$91	$323	$100	$19	$45	$164	$(205)	$282
Restructuring and related expenses	1	10	14	25	8	8	8	24	3	52
Antitrust settlement accrual (4)	-	-	-	-	-	-	-	-	132	132
Warranty settlement (5)	-	-	-	-	7	-	-	7	-	7
Gain on sale of unconsolidated JV (6)	-	-	-	-	-	-	-	-	(5)	(5)
Pension charges / Stock vesting (7)	-	-	-	-	-	-	-	-	11	11
Adjusted EBIT	$154	$89	$105	$348	$115	$27	$53	$195	$(64)	$479

	YTD 2016*
	Clean Air Division				Ride Performance Division
	North	Europe &	Asia		North	Europe &	Asia
	America	South America	Pacific	Total	America	South America	Pacific	Total	Other	Total
EBIT	$168	$72	$110	$350	$127	$12	$43	$182	$(87)	$445
Restructuring and related expenses	-	2	1	3	6	17	-	23	-	26
Adjusted EBIT	$168	$74	$111	$353	$133	$29	$43	$205	$(87)	$471
* Financial results for 2016 and first quarter 2017 have been revised for certain immaterial adjustments as discussed in Tenneco’s Form 10-K/A for the year ended December 31, 2016 and Form 10-Q/A for the quarter ended March 31, 2017.

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between the periods. Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(4) Charges related to establish a reserve for settlement costs necessary to resolve the company’s antitrust matters globally.
(5) Warranty settlement with customer.
(6) Gain on sale of unconsolidated JV.
(7) Charges related to Pension derisking and the acceleration of restricted stock vesting in accordance with the long-term incentive plan.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES (2)
Unaudited
(Millions)

	Q3 2017
				Currency	Value-add
				Impact on	Revenues
		Substrate	Value-add	Value-add	excluding
	Revenues	Sales	Revenues	Revenues	Currency
Clean Air Division
North America	$723	$244	$479	$-	$479
Europe and South America	536	200	336	27	309
Asia Pacific	313	78	235	1	234
Total Clean Air Division	1,572	522	1,050	28	1,022

Ride Performance Division
North America	304	-	304	2	302
Europe and South America	279	-	279	10	269
Asia Pacific	119	-	119	1	118
Total Ride Performance Division	702	-	702	13	689

Total Tenneco Inc.	$2,274	$522	$1,752	$41	$1,711

	Q3 2016
				Currency	Value-add
				Impact on	Revenues
		Substrate	Value-add	Value-add	excluding
	Revenues	Sales	Revenues	Revenues	Currency
Clean Air Division
North America	$716	$248	$468	$-	$468
Europe and South America	474	177	297	-	297
Asia Pacific	270	59	211	-	211
Total Clean Air Division	1,460	484	976	-	976

Ride Performance Division
North America	306	-	306	-	306
Europe and South America	229	-	229	-	229
Asia Pacific	101	-	101	-	101
Total Ride Performance Division	636	-	636	-	636

Total Tenneco Inc.	$2,096	$484	$1,612	$-	$1,612
(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES (2)
Unaudited
(Millions)

	YTD 2017
				Currency	Value-add
				Impact on	Revenues
		Substrate	Value-add	Value-add	excluding
	Revenues	Sales	Revenues	Revenues	Currency
Clean Air Division
North America	$2,341	$795	$1,546	$-	$1,546
Europe and South America	1,620	608	1,012	10	1,002
Asia Pacific	861	207	654	(15)	669
Total Clean Air Division	4,822	1,610	3,212	(5)	3,217

Ride Performance Division
North America	945	-	945	-	945
Europe and South America	786	-	786	11	775
Asia Pacific	330	-	330	(3)	333
Total Ride Performance Division	2,061	-	2,061	8	2,053

Total Tenneco Inc.	$6,883	$1,610	$5,273	$3	$5,270

	YTD 2016
				Currency	Value-add
				Impact on	Revenues
		Substrate	Value-add	Value-add	excluding
	Revenues	Sales	Revenues	Revenues	Currency
Clean Air Division
North America	$2,252	$792	$1,460	$-	$1,460
Europe and South America	1,462	537	925	-	925
Asia Pacific	813	184	629	-	629
Total Clean Air Division	4,527	1,513	3,014	-	3,014

Ride Performance Division
North America	952	-	952	-	952
Europe and South America	689	-	689	-	689
Asia Pacific	276	-	276	-	276
Total Ride Performance Division	1,917	-	1,917	-	1,917

Total Tenneco Inc.	$6,444	$1,513	$4,931	$-	$4,931
(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP REVENUE TO NON-GAAP REVENUE MEASURES
Unaudited
(Millions except percents)

	Q3 2017 vs. Q3 2016 $ Change and % Change Increase (Decrease)
	Revenues	% Change	Value-add Revenues Excluding Currency	% Change
Clean Air Division
North America	$7	1%	$11	2%
Europe and South America	62	13%	12	4%
Asia Pacific	43	16%	23	11%
Total Clean Air Division	112	8%	46	5%

Ride Performance Division
North America	(2)	(1%)	(4)	(1%)
Europe and South America	50	22%	40	17%
Asia Pacific	18	18%	17	17%
Total Ride Performance Division	66	10%	53	8%

Total Tenneco Inc.	$178	8%	$99	6%

	YTD Q3 2017 vs. YTD Q3 2016 $ Change and % Change Increase (Decrease)
	Revenues	% Change	Value-add Revenues Excluding Currency	% Change
Clean Air Division
North America	$89	4%	$86	6%
Europe and South America	158	11%	77	8%
Asia Pacific	48	6%	40	6%
Total Clean Air Division	295	7%	203	7%

Ride Performance Division
North America	(7)	(1%)	(7)	(1%)
Europe and South America	97	14%	86	12%
Asia Pacific	54	20%	57	21%
Total Ride Performance Division	144	8%	136	7%

Total Tenneco Inc.	$439	7%	$339	7%

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF NON-GAAP MEASURES
Debt net of cash / Adjusted LTM EBITDA including noncontrolling interests
Unaudited
(Millions except ratios)

		Quarter Ended September 30,

		2017*		2016*

Total debt		$1,681		$1,434

Total cash		279		326

Debt net of cash balances (1)		$1,402		$1,108

Adjusted LTM EBITDA including noncontrolling interests (2) (3)		$846		$825

Ratio of debt net of cash balances to adjusted LTM EBITDA including noncontrolling interests (4)		1.7x		1.3x

	Q4 16*	Q1 17*	Q2 17	Q3 17	Q3 17 LTM*

Net income (loss) attributable to Tenneco Inc.	$38	$59	$(3)	$77	$171

Net income attributable to noncontrolling interests	20	14	18	16	68

Income tax expense (benefit)	(3)	33	(8)	22	44

Interest expense (net of interest capitalized)	16	15	20	19	70

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	71	121	27	134	353

Depreciation and amortization of other intangibles	53	52	55	58	218

Total EBITDA including noncontrolling interests (2)	124	173	82	192	571

Restructuring and related expenses	9	14	16	19	58

Pension charges / Stock vesting (5)	72	11	-	-	83

Antitrust settlement accrual (6)	-	-	132	-	132

Warranty settlement (7)	-	-	7	-	7

Gain on sale of unconsolidated JV (8)	-	-	(5)	-	(5)

Total Adjusted EBITDA including noncontrolling interest (3)	$205	$198	$232	$211	$846

	Q4 15*	Q1 16*	Q2 16*	Q3 16*	Q3 16* LTM

Net income attributable to Tenneco Inc.	$70	$57	$82	$179	$388

Net income attributable to noncontrolling interests	14	15	16	17	62

Income tax expense (benefit)	27	34	39	(70)	30

Interest expense (net of interest capitalized)	18	18	34	24	94

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	129	124	171	150	574

Depreciation and amortization of other intangibles	49	54	52	53	208

Total EBITDA including noncontrolling interests (2)	178	178	223	203	782

Restructuring and related expenses	16	11	5	7	39

Pension charges (5)	4	-	-	-	4

Total Adjusted EBITDA including noncontrolling interest (3)	$198	$189	$228	$210	$825
* Financial results for 2015, 2016 and first quarter 2017 have been revised for certain immaterial adjustments as discussed in Tenneco’s Form 10-K/A for the year ended December 31, 2016 and Form 10-Q/A for the quarter ended March 31, 2017.

(1) Tenneco presents debt net of cash balances because management believes it is a useful measure of Tenneco's credit position and progress toward reducing leverage. The calculation is limited in that the company may not always be able to use cash to repay debt on a dollar-for-dollar basis.

(2) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(3) Adjusted EBITDA including noncontrolling interests is presented in order to reflect the results in a manner that allows a better understanding of operational activities separate from the financial impact of decisions made for the long term benefit of the company and other items impacting comparability between the periods. Similar adjustments to EBITDA including noncontrolling interests have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(4) Tenneco presents the above reconciliation of the ratio of debt net of cash to LTM adjusted EBITDA including noncontrolling interests to show trends that investors may find useful in understanding the company's ability to service its debt. For purposes of this calculation, LTM adjusted EBITDA including noncontrolling interests is used as an indicator of the company's performance and debt net of cash is presented as an indicator of the company's credit position and progress toward reducing the company's financial leverage. This reconciliation is provided as supplemental information and not intended to replace the company's existing covenant ratios or any other financial measures that investors may find useful in describing the company's financial position. See notes (1), (2) and (3) for a description of the limitations of using debt net of cash, EBITDA including noncontrolling interests and adjusted EBITDA including noncontrolling interests.

(5) Charges related to Pension derisking and the acceleration of restricted stock vesting in accordance with the long-term incentive plan.
(6) Charges related to establish a reserve for settlement costs necessary to resolve the company’s antitrust matters globally.
(7) Warranty settlement with customer.
(8) Gain on sale of unconsolidated JV.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES (2)
Unaudited
(Millions)
	Q3 2017
	Revenues	Currency	Revenues Excluding Currency	Substrate Sales Excluding Currency	Value-add Revenues Excluding Currency

Original equipment light vehicle revenues	$1,676	$41	$1,635	$437	$1,198
Original equipment commercial truck, off-highway and other revenues	276	6	270	75	195
Aftermarket revenues	322	4	318	-	318
Net sales and operating revenues	$2,274	$51	$2,223	$512	$1,711

	Q3 2016
	Revenues	Currency	Revenues Excluding Currency	Substrate Sales Excluding Currency	Value-add Revenues Excluding Currency

Original equipment light vehicle revenues	$1,568	$-	$1,568	$426	$1,142
Original equipment commercial truck, off-highway and other revenues	208	-	208	58	150
Aftermarket revenues	320	-	320	-	320
Net sales and operating revenues	$2,096	$-	$2,096	$484	$1,612

	YTD 2017
	Revenues	Currency	Revenues Excluding Currency	Substrate Sales Excluding Currency	Value-add Revenues Excluding Currency

Original equipment light vehicle revenues	$5,087	$(6)	$5,093	$1,380	$3,713
Original equipment commercial truck, off-highway and other revenues	829	(2)	831	237	594
Aftermarket revenues	967	4	963	-	963
Net sales and operating revenues	$6,883	$(4)	$6,887	$1,617	$5,270

	YTD 2016
	Revenues	Currency	Revenues Excluding Currency	Substrate Sales Excluding Currency	Value-add Revenues Excluding Currency

Original equipment light vehicle revenues	$4,765	$-	$4,765	$1,314	$3,451
Original equipment commercial truck, off-highway and other revenues	713	-	713	199	514
Aftermarket revenues	966	-	966	-	966
Net sales and operating revenues	$6,444	$-	$6,444	$1,513	$4,931
(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE AND EARNINGS TO NON-GAAP REVENUE AND EARNINGS MEASURES (2)
Unaudited
(Millions except percents)

	Q3 2017
	Clean Air Division				Ride Performance Division
	North	Europe &	Asia		North	Europe &	Asia
	America	South America	Pacific	Total	America	South America	Pacific	Total	Other	Total
Net sales and operating revenues	$723	$536	$313	$1,572	$304	$279	$119	$702	$-	$2,274

Less: Substrate sales	244	200	78	522	-	-	-	-	-	522

Value-add revenues	$479	$336	$235	$1,050	$304	$279	$119	$702	$-	$1,752

EBIT	$46	$25	$36	$107	$29	$6	$11	$46	$(19)	$134

EBIT as a % of revenue	6.4%	4.7%	11.5%	6.8%	9.5%	2.2%	9.2%	6.6%		5.9%
EBIT as a % of value-add revenue	9.6%	7.4%	15.3%	10.2%	9.5%	2.2%	9.2%	6.6%		7.6%

Adjusted EBIT	$47	$25	$38	$110	$34	$10	$19	$63	$(19)	$154

Adjusted EBIT as a % of revenue	6.5%	4.7%	12.1%	7.0%	11.2%	3.6%	16.0%	9.0%		6.8%
Adjusted EBIT as a % of value-add revenue	9.8%	7.4%	16.2%	10.5%	11.2%	3.6%	16.0%	9.0%		8.8%

	Q3 2016*
	Clean Air Division				Ride Performance Division
	North	Europe &	Asia		North	Europe &	Asia
	America	South America	Pacific	Total	America	South America	Pacific	Total	Other	Total
Net sales and operating revenues	$716	$474	$270	$1,460	$306	$229	$101	$636	$-	$2,096

Less: Substrate sales	248	177	59	484	-	-	-	-	-	484

Value-add revenues	$468	$297	$211	$976	$306	$229	$101	$636	$-	$1,612

EBIT	$42	$29	$39	$110	$37	$8	$17	$62	$(22)	$150

EBIT as a % of revenue	5.9%	6.1%	14.4%	7.5%	12.1%	3.5%	16.8%	9.7%		7.2%
EBIT as a % of value-add revenue	9.0%	9.8%	18.5%	11.3%	12.1%	3.5%	16.8%	9.7%		9.3%

Adjusted EBIT	$42	$30	$40	$112	$42	$8	$17	$67	$(22)	$157

Adjusted EBIT as a % of revenue	5.9%	6.3%	14.8%	7.7%	13.7%	3.5%	16.8%	10.5%		7.5%
Adjusted EBIT as a % of value-add revenue	9.0%	10.1%	19.0%	11.5%	13.7%	3.5%	16.8%	10.5%		9.7%
* Prior period financial results have been revised for certain immaterial adjustments as discussed in Tenneco’s Form 10-K/A for the year ended December 31, 2016.

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect EBIT as a percent of both total revenues and value-add revenues. Substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Further, presenting EBIT as a percent of value-add revenue assists investors in evaluating the company's operational performance without the impact of such substrate sales.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE AND EARNINGS TO NON-GAAP REVENUE AND EARNINGS MEASURES (2)
Unaudited
(Millions except percents)

	YTD 2017*
	Clean Air Division				Ride Performance Division
	North	Europe &	Asia		North	Europe &	Asia
	America	South America	Pacific	Total	America	South America	Pacific	Total	Other	Total
Net sales and operating revenues	$2,341	$1,620	$861	$4,822	$945	$786	$330	$2,061	$-	$6,883

Less: Substrate sales	795	608	207	1,610	-	-	-	-	-	1,610

Value-add revenues	$1,546	$1,012	$654	$3,212	$945	$786	$330	$2,061	$-	$5,273

EBIT	$153	$79	$91	$323	$100	$19	$45	$164	$(205)	$282

EBIT as a % of revenue	6.5%	4.9%	10.6%	6.7%	10.6%	2.4%	13.6%	8.0%		4.1%
EBIT as a % of value-add revenue	9.9%	7.8%	13.9%	10.1%	10.6%	2.4%	13.6%	8.0%		5.3%

Adjusted EBIT	$154	$89	$105	$348	$115	$27	$53	$195	$(64)	$479

Adjusted EBIT as a % of revenue	6.6%	5.5%	12.2%	7.2%	12.2%	3.4%	16.1%	9.5%		7.0%
Adjusted EBIT as a % of value-add revenue	10.0%	8.8%	16.1%	10.8%	12.2%	3.4%	16.1%	9.5%		9.1%

	YTD 2016*
	Clean Air Division				Ride Performance Division
	North	Europe &	Asia		North	Europe &	Asia
	America	South America	Pacific	Total	America	South America	Pacific	Total	Other	Total
Net sales and operating revenues	$2,252	$1,462	$813	$4,527	$952	$689	$276	$1,917	$-	$6,444

Less: Substrate sales	792	537	184	1,513	-	-	-	-	-	1,513

Value-add revenues	$1,460	$925	$629	$3,014	$952	$689	$276	$1,917	$-	$4,931

EBIT	$168	$72	$110	$350	$127	$12	$43	$182	$(87)	$445

EBIT as a % of revenue	7.5%	4.9%	13.5%	7.7%	13.3%	1.7%	15.6%	9.5%		6.9%
EBIT as a % of value-add revenue	11.5%	7.8%	17.5%	11.6%	13.3%	1.7%	15.6%	9.5%		9.0%

Adjusted EBIT	$168	$74	$111	$353	$133	$29	$43	$205	$(87)	$471

Adjusted EBIT as a % of revenue	7.5%	5.1%	13.7%	7.8%	14.0%	4.2%	15.6%	10.7%		7.3%
Adjusted EBIT as a % of value-add revenue	11.5%	8.0%	17.6%	11.7%	14.0%	4.2%	15.6%	10.7%		9.6%
* Financial results for 2016 and first quarter 2017 have been revised for certain immaterial adjustments as discussed in Tenneco’s Form 10-K/A for the year ended December 31, 2016 and Form 10-Q/A for the quarter ended March 31, 2017.

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect EBIT as a percent of both total revenues and value-add revenues. Substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Further, presenting EBIT as a percent of value-add revenue assists investors in evaluating the company's operational performance without the impact of such substrate sales.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES (2) - Original equipment commercial truck, off-highway and other revenues
Unaudited
(Millions)

	2017
	Q3
		Substrate	Value-add
	Revenues	Sales	Revenues
Clean Air Division
North America	$81	$26	$55
Europe and South America	82	28	54
Asia Pacific	55	21	34
Total Clean Air Division	218	75	143

Total Ride Performance Division	58	-	58

Total Tenneco Inc.	$276	$75	$201

	2016
	Q3
		Substrate	Value-add
	Revenues	Sales	Revenues
Clean Air Division
North America	$63	$22	$41
Europe and South America	63	23	40
Asia Pacific	34	13	21
Total Clean Air Division	160	58	102

Total Ride Performance Division	48	-	48

Total Tenneco Inc.	$208	$58	$150
(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from substrate sales which include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

CONTACT:
Tenneco
Investor inquiries:
Linae Golla
847-482-5162
lgolla@tenneco.com
or
Media inquiries:
Bill Dawson
847-482-5807
bdawson@tenneco.com